Exhibit 10.1

SUBSCRIPTION AGREEMENT

dated November 7, 2024

by and between

LOTUS TECHNOLOGY INC.

and

KERSHAW HEALTH LIMITED

TABLE OF CONTENTS

i

SUBSCRIPTION AGREEMENT

THIS Subscription Agreement (this “Agreement”), dated November 7, 2024, is entered into by and between (i) Lotus Technology Inc., an exempted company incorporated in the Cayman Islands (the “Company”), and Kershaw Health Limited, a private limited company incorporated in England and Wales (the “Subscriber”). Each of the Company and the Subscriber is referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, the Subscriber desires to subscribe for and purchase, and the Company desires to issue and sell, certain senior bonds in a private placement pursuant to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Parties hereto, intending to be legally bound, agrees as follows:

ARTICLE I
DEFINITION AND INTERPRETATION

Section 1.01        Definition, Interpretation and Rules of Construction

(a)          The following capitalized terms shall have the following meanings for purposes of this Agreement:

“1934 Act” means the United States Securities Exchange Act of 1934, as amended;

“ADSs” means the American Depositary Shares, each representing one (1) Ordinary Share of the Company as of the date hereof;

“Affiliate” means an “affiliate” within the meaning of Rule 405 under the Securities Act;

“Agreement” has the meaning set forth in the Preamble;

“Board” means the Company’s Board of Directors;

“Bond” has the meaning set forth in Section 2.01;

“Business Day” means any weekday that is not a day on which banking institutions in the Cayman Islands, the Hong Kong Special Administrative Region, New York City or the PRC are authorized or required by law, regulation or executive order to be closed;

“Closing” has the meaning set forth in Section 2.02(a);

“Closing Date” has the meaning set forth in Section 2.02(a);

“Company” has the meaning set forth in the Preamble

“Company Articles” means the Sixth Amended and Restated Memorandum and Articles of Association of the Company, as may be amended from time to time;

“Condition” means any condition to any Party’s obligation to effect the Closing as set forth in ARTICLE III, and collectively, the “Conditions”;

“Confidential Information” has the meaning set forth in Section 6.08(a);

“Contract” means any agreement, contract, lease, indenture, instrument, note, debenture, bond, mortgage or deed of trust or other agreement, arrangement or understanding;

“Encumbrance” means any mortgage, charge (whether legal or equitable), pledge, lien, assignment by way of security or other security interest securing any obligation of any person, or any other agreement or arrangement having a similar effect.

“Governmental Entity” means any supranational, national, provincial, state, municipal, local or other government, whether U.S., PRC or otherwise, any instrumentality, subdivision, administrative agency or commission thereof, court, other governmental authority or regulatory body or instrumentality, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority or any self-regulatory agency (including any stock exchange);

“HKIAC” has the meaning set forth in Section 6.02;

“Material Adverse Effect” means any event, occurrence, fact, condition, change or development, individually or together with other events, occurrences, facts, conditions, changes or developments, that has or would reasonably be expected to have a material adverse effect on (a) the business or operations of the Company and its Subsidiaries (taken as a whole) as presently conducted, or the condition (financial or otherwise), assets or results of operation of the Company and its Subsidiaries (taken as a whole) or (b) the ability of the Company to consummate the transactions contemplated by this Agreement; provided, however, that in determining whether a Material Adverse Effect has occurred, there shall be excluded any effect on the business of the Company or any Subsidiary relating to or arising in connection with (i) any action expressly required to be taken pursuant to the terms and conditions of this Agreement or taken at the written direction of the Subscriber, (ii) economic changes affecting the industry in which the Company and its Subsidiaries operate generally or the economy of the PRC or any other market where the Company and its Subsidiaries have material operations or sales generally, (iii) the execution, announcement or disclosure of this Agreement or the pendency or consummation of the transactions contemplated hereunder, (iv) changes in generally accepted accounting principles, (v) changes in general legal, tax or regulatory conditions, (vi) changes in national or international political or social conditions, including any engagement in hostilities or the occurrence of any military or terrorist attack or civil unrest, or (vii) earthquakes, hurricanes, floods, epidemic-induced public health crises or other disasters; provided further, however, that any event, occurrence, fact, condition, change or development referred to in clauses (ii), (vi) and (vii) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent that such event, occurrence, fact, condition, change or development has a disproportionate effect on the Company or its Subsidiaries (taken as a whole) compared to other similarly situated participants in the industries and geographies in which the Company and its Subsidiaries operate (in which case, only the incremental disproportionate adverse effect may be taken into account in determining whether a Material Adverse Effect has occurred).

“Nasdaq” means Nasdaq Stock Market LLC;

“Ordinary Shares” means ordinary shares, par value US$ 0.00001 per share, in the share capital of the Company;

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or a government or any department or agency thereof;

“PRC” means the People’s Republic of China;

“Subscriber” has the meaning set forth in the Preamble;

“Subscription Price” means US$500,000,000;

“SEC” means the U.S. Securities and Exchange Commission;

“SEC Documents” means all registration statements, proxy statements and other statements, reports, schedules, forms and other documents required to be filed or furnished by the Company with the SEC pursuant to the 1934 Act and the Securities Act and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein, in each case, filed or furnished with the SEC;

“Securities Act” means the United States Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder;

“Subsidiary” means any entity of which a majority of the outstanding equity securities or other ownership interests representing a majority of the outstanding equity interests or otherwise having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned or controlled by the Company, and includes any entity which is directly or indirectly controlled by the Company (including, for the avoidance of doubt, any variable interest entities that are consolidated into the financial statements of the Company);

“Transaction Documents” means, collectively, this Agreement, the Bond and each of the other agreements and documents entered into or delivered by the parties hereto or their respective Affiliates in connection with the transactions contemplated by this Agreement;

“U.S.” or “United States” means the United States of America;

(b)          In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

(i)                 The words “Party” and “Parties” shall be construed to mean a party or the parties to this Agreement, and any reference to a party to this Agreement or any other agreement or document contemplated hereby shall include such party’s successors and permitted assigns.

(ii)                When a reference is made in this Agreement to an Article, Section, Exhibit, Schedule or clause, such reference is to an Article, Section, Exhibit, Schedule or clause of this Agreement.

(iii)            The headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement.

(iv)            Whenever the words “include”, “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation.”

(v)             The words “hereof” , “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement.

(vi)            All terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein.

(vii)           The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.

(viii)          The use of “or” is not intended to be exclusive unless expressly indicated otherwise.

(ix)             The term “$” or “US$” means United States Dollars.

(x)              The word “will” shall be construed to have the same meaning and effect as the word “shall.”

(xi)             References to “law”, “laws” or to a particular statute or law shall be deemed also to include any and all applicable law.

(xii)           A reference to any legislation or to any provision of any legislation shall include any modification, amendment, re-enactment thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued or related to such legislation.

(xiii)           References herein to any gender include the other gender.

(xiv)         The Parties hereto have each participated in the negotiation and drafting of this Agreement and if any ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the Parties hereto and no presumption or burden of proof shall arise favoring or burdening any Party by virtue of the authorship of any of the provisions in this Agreement or any interim drafts thereof.

ARTICLE II
PURCHASE AND SALE; CLOSING

Section 2.01        Issuance, Sale and Subscription of the Bond. Upon the terms and subject to the conditions of this Agreement, the Subscriber hereby agrees to subscribe for and purchase, and the Company hereby agrees to issue and sell to the Subscriber a senior bond due 2029 (the “Bond”), with the principal amount of US$500,000,000, in the form attached hereto as Exhibit A, at a subscription price of 100% of the principal amount of the Bond, and subject to, the terms and conditions set forth in the Bond, for the Subscription Price.

Section 2.02        Closing.

(a)          Closing. The closing of the issue of the Bonds shall take place remotely by electronic means on the earlier of (i) the date on which the Conditions (other than the Conditions that by their nature are to be satisfied at Closing, but subject to the satisfaction or, to the extent permissible, waiver of those Conditions at the Closing) are satisfied, or (ii) any other time as may be agreed by the Subscriber and the Company in writing (the “Closing Date”)

(b)          Closing Deliverables. At the Closing:

(i)               the Company shall deliver to the Subscriber the duly executed Bond dated as of the Closing Date and issued in the name of the Subscriber;

(ii)              the Subscriber shall deliver to the Company a copy of the credit facilities agreement (the “Facilities Agreement”) between the Subscriber and its commercial bank (“Subscriber’s Commercial Bank”) evidencing the Subscriber's Commercial Bank's commitment to provide the credit line necessary for the Subscriber to fund the Subscription Price;

(iii)            the Company shall deliver to the Subscriber a certificate, executed on behalf of the Company by an executive officer or other authorized person, dated as of the Closing Date, certifying to the fulfillment of the Conditions specified in Section 3.01(b), Section 3.01(c), Section 3.01(d), Section 3.01(e) and Section 3.01(f); and

(iv)             the Subscriber shall deliver to the Company a certificate, executed on behalf of the Subscriber by an executive or other authorized person, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in Section 3.02(b), Section 3.02(c), and Section 3.02(d).

(c)          Restrictive Legend. The certificate or other document evidencing the Bond shall be endorsed with the following legend indicating that such securities have not been registered under the Securities Act or any state securities or “blue sky” laws and setting forth or referring to the restrictions on transferability and sale contained in this Agreement:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT. ANY ATTEMPT TO TRANSFER, SELL, PLEDGE OR HYPOTHECATES THIS SECURITY IN VIOLATION OF THESE RESTRICTIONS AND ANY OTHER RESTRICTIONS SET FORTH IN THE SUBSCRIPTION AGREEMENT SHALL BE VOID. ANY ATTEMPT TO TRANSFER, SELL, PLEDGE OR HYPOTHECATES THIS SECURITY IN VIOLATION OF THESE RESTRICTIONS OR ANY OTHER RESTRICTIONS SET FORTH IN THE SUBSCRIPTION AGREEMENT SHALL BE VOID..

ARTICLE III
CONDITIONS TO CLOSING

Section 3.01        Conditions to Obligations of Subscriber. The obligations of the Subscriber to subscribe for, purchase and pay for the Bond as contemplated by this Agreement are subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may be waived in writing by the Subscriber in its sole discretion:

(a)          Execution of Transaction Documents. The Company shall have duly executed and delivered to the Subscriber each of the Transaction Documents to which it is a party;

(b)          Performance. The Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in the Transaction Documents that are required to be performed or complied with it on or before the Closing Date;

(c)          Representations and Warranties; Covenants. The representations and warranties of the Company contained in the Transaction Documents shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or material adverse effect, which shall be true and correct in all respects) as of the date of this Agreement and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such specified date); provided that each representation or warranty made by the Company in this Agreement under Section 4.01(a), Section 4.01(b), Section 4.01(c), and Section 4.01(f) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date);

(d)          Approvals. The Company shall have obtained any approval from or with any Governmental Entity with respect to or on the part of the Company in connection with its valid execution, delivery, or performance of this Agreement and the Transaction Documents;

(e)          No Stop Order. There shall not be in force and effect any (A) law, rule or regulation (whether temporary, preliminary or permanent) or (B) order, judgment, verdict, subpoena, injunction, decree, ruling, determination or award by any Governmental Entity of competent jurisdiction, in either case, enjoining, prohibiting or having the effect of making illegal the consummation of the transactions contemplated by this Agreement;

(f)           No Material Adverse Effect. No Material Adverse Effect with respect to the Company shall have occurred since the date of this Agreement;

(g)          Eligibility for Clearance and Settlement. The Securities shall have been declared eligible for clearance and settlement through Euroclear Bank SA/NV and Clearstream Banking S.A.

Section 3.02        Conditions to Obligations of the Company The obligations of the Company to issue and sell the Bond to the Subscriber as contemplated by this Agreement are subject to the satisfaction, on or before the Closing Date, of each of the following conditions, any of which may be waived in writing by the Company in its sole discretion:

(a)          Execution of Transaction Documents. The Subscriber shall have duly executed and delivered to the Company each of the Transaction Documents to which it is a party;

(b)          Performance. The Subscriber shall have performed and complied in all material respects with all agreements, obligations and conditions contained in the Transaction Documents that are required to be performed or complied with it on or before the Closing Date, except for the Subscriber’s obligations to pay the Subscription Price, which shall be paid within thirty (30) days after the issue date of the Bond in accordance with Section 5.02;

(c)          Representations and Warranties; Covenants. The representations and warranties of the Subscriber shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or material adverse effect, which shall be true and correct in all respects) as of the date of this Agreement and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date); provided that each representation and warranty made by the Subscriber in this Agreement under Section 4.02(a), Section 4.02(b), and Section 4.02(c) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date); and

(d)          No Stop Order. There shall not be in force and effect any (A) law, rule or regulation (whether temporary, preliminary or permanent) or (B) order, judgment, verdict, subpoena, injunction, decree, ruling, determination or award by any Governmental Entity of competent jurisdiction, in either case, enjoining, prohibiting or having the effect of making illegal the consummation of the transactions contemplated by this Agreement.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

Section 4.01        Representations and Warranties of the Company. The Company hereby represents and warrants to the Subscriber, as of the date hereof and as of the Closing Date (except for such representations and warranties made only as of a specific date) that, except as set forth in the SEC Documents:

(a)          Organization and Qualification. The Company is a corporation duly incorporated and validly existing in good standing under the laws of the Cayman Islands, and has the requisite corporate power and authorization to own its properties and to carry on its business as now being conducted.

(b)          Capitalization. The authorized share capital of the Company and the shares thereof issued and outstanding were as set forth in the SEC Documents as of the dates reflected therein. All of the outstanding ordinary shares of the Company are duly authorized, validly issued, fully paid and non-assessable, have been issued in compliance with the then effective memorandum and articles of association of the Company, the Act and all applicable securities laws, including the rules and regulations of e Nasdaq, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Except as set forth in the SEC Documents and the Note, the Company has no outstanding bonds, debentures, notes or other obligations, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the shareholders of the Company on any matter.

(c)          Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and each other Transaction Documents to which it is a party and each other agreement, certificate, document and instrument to be executed by the Company pursuant to this Agreement and each other Transaction Document. The execution and delivery of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by the Board or otherwise. This Agreement has been and, at or prior to the Closing, each other Transaction Documents to be delivered at the Closing will be, duly executed and delivered by the Company. This Agreement constitutes and, upon the execution and delivery thereof by the Company, each other Transaction Documents to which it is a party will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(d)          No Conflicts. The execution, delivery and performance by the Company of the Transaction Documents and the consummation by the Company of the transactions contemplated hereby and thereby, will not (i) result in a violation of the Company Articles, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to others any rights of termination, amendment, acceleration or cancellation of, any Contract to which the Company is a party, or (iii) subject to the terms of this Agreement, result in a violation of any law, rule, regulation, order, judgment or decree (including U.S. federal and state securities laws and regulations, and the rules and regulations of Nasdaq applicable to the Company or by which any property or asset of the Company is bound or affected), except in the case of (ii) and (iii) above, for such conflicts, defaults, rights or violations which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(e)          Consents. Assuming the accuracy of the representations and warranties of the Subscriber under this Agreement and other Transaction Documents, in connection with the entering into and performance of this Agreement and the other Transaction Documents, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, (i) any Governmental Entity in order for it to execute and deliver the Transaction Documents or perform any of its obligations under or contemplated by the Transaction Documents or (ii) any third party pursuant to any agreement, indenture or instrument to which the Company is a party, in each case in accordance with the terms hereof or thereof other than such as have been made or obtained, and except for (x) any required filing or notifications regarding the issuance of additional securities with the SEC or Nasdaq; or (y) the failure to obtain such consent, authorization, order, or make such filing or registration that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(f)           No Material Adverse Effect. Since December 31, 2023, no event or circumstance has occurred that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

(g)          Compliance with Applicable Laws. Except as set forth in the SEC Documents, each of the Company and its Subsidiaries has conducted its businesses in compliance with all applicable laws, regulations and applicable stock exchange requirements, except where the failure to be in compliance, individually or in the aggregate, do not and would not reasonably be expected to have, a Material Adverse Effect, and as of the date of this Agreement, the Company has not received any comment letter from the SEC or the staff thereof or any notices from Nasdaq regarding non-compliance with any of such Governmental Entity’s rules or regulations.

(h)          Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company or any of its Subsidiaries for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding with a placement agent entered into by or on behalf of the Company or any of its Subsidiary

(i)            No Additional Representations. The Company makes no representations or warranties as to any matter whatsoever except as expressly set forth in the Transaction Documents or in any certificate delivered by the Company to the Subscriber in accordance with the terms thereof.

Section 4.02        Representations and Warranties of the Subscriber. The Subscriber hereby represents and warrants to the Company as of the date hereof and as of Closing (except for such representations and warranties made only as of a specific date), as follows:

(a)          Organization. The Subscriber is a company duly organized and validly existing in good standing under the laws of the jurisdiction in which it is organized.

(b)          Authorization; Enforcement; Validity. The Subscriber has the requisite entity power and authority to enter into and perform this Agreement and to consummate the transactions contemplated by this Agreement and each other Transaction Document to which it is a party. The execution and delivery of this Agreement by the Subscriber and the consummation of the transactions contemplated by and in compliance with the provisions of this Agreement have been, or at the Closing will be, duly authorized by all necessary entity action on the part of the Subscriber. This Agreement has been and, at or prior to the Closing, and each other Transaction Document to be delivered at the Closing will be, duly executed and delivered by the Subscriber and constitute the legal, valid and binding obligations of the Subscriber. This Agreement constitutes and, upon the execution and delivery thereof by the Subscriber, each other Transaction Document will constitute, the legal, valid and binding obligations of the Subscriber, enforceable against the Subscriber in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c)          No Conflicts. The execution, delivery and performance by the Subscriber of this Agreement and the other Transaction Documents and the consummation by the Subscriber of the transactions contemplated hereby and thereby do not and will not (i) result in a violation of the organizational or constitutional documents of the Subscriber, or (ii) result in a violation of any law, rule, regulation, order, judgment or decree (including U.S. federal and state, and any other applicable, securities laws) applicable to the Subscriber, except in the case of clause (ii) above, for such violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Subscriber to perform its obligations hereunder.

(d)          Consents and Approvals. Neither the execution and delivery by the Subscriber of this Agreement or any other Transaction Document, nor the consummation by the Subscriber of any of the transactions contemplated hereby or thereby, nor the performance by the Subscriber of this Agreement or any other Transaction Document in accordance with its respective terms, requires the consent, approval, order or authorization of, or registration with, or the giving notice to, any Governmental Entity or any third party prior to the Closing, except (i) any filing or report required to be made with or submitted to the SEC and (ii) for such that would not have a material adverse effect on the Subscriber’s ability to consummate the transactions contemplated by this Agreement.

(e)          Status and Investment Intent.

(i)                 Investment Experience. The Subscriber is a sophisticated investor with knowledge and experience in financial and business matters such that the Subscriber is capable of evaluating the merits and risks of the investment in the Bond. The Subscriber has carefully reviewed all documents relating to the transactions contemplated by this Agreement and has been provided with all other materials that it considers relevant to the transactions contemplated by this Agreement, has had a full opportunity to ask questions of and receive answers from the Company or any person acting on behalf of the Company concerning the terms and conditions of transactions contemplated by this Agreement. In making its decision to invest in the Company, the Subscriber is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, except for the statements, representations and warranties contained in this Agreement.

(ii)              Restricted Securities. The Subscriber acknowledges that the Bonds are “restricted securities” that have not been registered under the Securities Act or any applicable state securities law. The Subscriber further acknowledges that, absent an effective registration under the Securities Act, the Securities may only be offered, sold or otherwise transferred (x) to the Company, (y) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, or (z) pursuant to an exemption from registration under the Securities Act.

(iii)            Not U.S. Person. The Subscriber is not a “U.S. person” as defined in Rule 902 of Regulation S.

(f)           No Public Sale or Distribution. The Subscriber is acquiring the Bond for its own account and not with a view to, or with any intention of, resale, distribution or other disposition thereof in a manner that would violate the registration requirements of the Securities Act. The Subscriber does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Bond. The Subscriber is not a broker-dealer registered with the SEC under the 1934 Act or an entity engaged in a business that would require it to be so registered as a broker-dealer.

(g)          Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Subscriber for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding with a placement agent entered into by or on behalf of the Subscriber.

(h)          No Additional Representations. The Subscriber makes no representations or warranties as to any matter whatsoever except as expressly set forth in the Transaction Documents or in any certificate delivered by the Subscriber to the Company in accordance with the terms thereof.

ARTICLE V
COVENANTS AND FURTHER AGREEMENT

Section 5.01        Consents and Approvals. The Subscriber shall take all necessary actions to obtain all requisite internal consents, approvals, or authorizations with respect to Closing as soon as practicable after the date hereof and in any event prior to the Closing Date.

Section 5.02        Payment of Subscription Price. The Subscriber shall pay or cause to be paid by wire transfer of immediately available funds in the amount of the Subscription Price in U.S. dollars to a bank account designated in writing by the Company within thirty (30) days after the issue date of the Bond. The Company shall notify the Deutsche Bank AG, Hong Kong Branch in writing on the date on which the principal amount of the Bond has been paid in full (the “Payment Date”)

Section 5.03     Restriction on Assignment. Subject to any applicable laws and securities regulations, without the written agreement of the Company, the Subscriber shall not assign, transfer, or pledge the Bond, nor the Subscriber’s rights and obligations under this Agreement and the Bond, to any Person; provided, however, that the Subscriber shall be permitted to create Encumbrances over this Bond in favor of the Subscriber’s Commercial Bank solely for the purposes of securing the Subscriber’s obligations under the Facilities Agreement and provided, further that, subject to the paragraph below, any such Encumbrance shall not include or result in the transfer of title to or ownership of the Bond.

This Bond may not be assigned (other than for the purposes of creating an Encumbrance as described in the paragraph above), transferred or otherwise alienated without the prior written consent of the Company and shall be subject to the Company’s right to demand and receive an opinion of holder’s legal counsel (which counsel shall be reasonably acceptable to the Company) that the transfer does not violate any applicable securities laws. The Company shall also be a required a signatory for any such transfers or assignments.

Section 5.04        No Drawdown. Prior to the Payment Date, except as expressly permitted by the Company, the Subscriber shall not, and shall not permit any of its Affiliates to: (i) draw on the revolving credit facility available under the Facilities Agreement, or (ii) take any action that would result in a decrease of the total amount of revolving credit facility available for Drawdown by the Subscriber or otherwise affect the ability of the Subscriber to pay the Subscription Price (each of (i) and (ii), a “Drawdown”), in each case, without the Company executing the notice of such Drawdown as a required signatory. The Subscriber agrees that the Company shall be designated as a required signatory for any Drawdown prior to the earlier of the Payment Date or the termination of this Agreement, and covenants to take all necessary actions to cause such designation to become effective.

Section 5.05        Company’s Right to Repurchase. Prior to the Payment Date, the Company may at its option repurchase the Bond for cancellation, in whole but not in part, at a repurchase price equal to the aggregate principal amount of the Bond paid by the Subscriber to the repurchase date (if any). The Company shall provide no less than seven (7) Business Days’ notice of any such repurchase to the holders and Deutsche Bank AG, Hong Kong Branch. Any Bond surrendered or repurchased pursuant to this section shall be cancelled by the Deutsche Bank AG, Hong Kong Branch.

Upon the receipt of such repurchase notice from the Company, the Subscriber shall take any actions necessary to effectuate such repurchase and surrender upon the request of the Company. The Subscriber shall indemnify, defend and hold harmless the Company from and against any and all any and all damages, losses, liabilities, penalties, judgments, settlements, payments, fines, interest, costs incurred in connection with or arising out of the Subscriber’s breach of its obligations under this Agreement and the Bond.

Section 5.06        Expenses. Each party shall bear and pay its own costs, fees and expenses incurred by it in connection with the Transaction Documents and the transactions contemplated by the Transaction Documents.

Section 5.07        Settlement. The Company will cooperate with the Subscribers and will use its best efforts to facilitate the settlement of the Securities through Euroclear Bank SA/NV and Clearstream Banking S.A.

Section 5.08        Condition Precedent to Company’s Covenants. Notwithstanding anything to the contrary in this Agreement or the Bond, the Company’s covenants and other obligations under Sections 1, 5 and 6 of the Bond shall only come into effect on or after the Payment Date.

ARTICLE VI
MISCELLANEOUS

Section 6.01        No Survival. None of the representations, warranties, covenants or agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing and all rights, claims and causes of action (whether in contract or in tort or otherwise, or whether at law or in equity) with respect thereto shall terminate at the Closing. Notwithstanding the foregoing, neither this Section 6.01 nor anything else in this Agreement to the contrary shall limit: (a) the survival of any covenant or agreement of the parties which by its terms is required to be performed or complied with in whole or in part after the Closing, which covenants and agreements shall survive the Closing in accordance with their respective terms; or (b) the liability of any Person with respect to fraud.

Section 6.02        Governing Law; Arbitration. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any choice or conflict of law provision or rule thereof. Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall be submitted to arbitration upon the request of any party with notice to the other party. The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (“HKIAC”) in accordance with the HKIAC Administered Arbitration Rules then in effect, which rules are deemed to be incorporated by reference into this Section 6.02 There shall be three (3) arbitrators. The complainant and the respondent to such dispute shall each select one arbitrator within thirty (30) days after giving or receiving the demand for arbitration. The Chairman of the HKIAC shall select the third arbitrator, who shall be qualified to practice law in Hong Kong. If either party to the arbitration does not appoint an arbitrator who has consented to participate within thirty (30) days after selection of the first arbitrator, the relevant appointment shall be made by the Chairman of the HKIAC. The arbitration proceedings shall be conducted in English. Each party irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such arbitration in Hong Kong and the HKIAC, and hereby submits to the exclusive jurisdiction of HKIAC in any such arbitration. The award of the arbitration tribunal shall be conclusive and binding upon the disputing parties, and any party to the dispute may apply to a court of competent jurisdiction for enforcement of such award. Any party to the dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

Section 6.03        Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties; provided, however, that the Subscriber may assign its rights and obligations under this Agreement to one or more of its Affiliates in connection with the Subscriber’s assignment of the Bond to such Affiliates with prior written notice to the Company. Any assignees or transferees of such permitted assignments or transfers pursuant to this Agreement shall be deemed to have expressly agreed to be bound by all terms and conditions contained in this Agreement and the Bond, as if such assignees or transferees were an original party hereto and thereto.

Section 6.04        Further Assurances. Each of the Subscriber and the Company shall, in good faith, cooperate and consult with the other and use commercially reasonable efforts to prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to obtain all necessary permits, consents, orders, approvals and authorizations of, or any exemption by, all Governmental Entities, necessary or advisable to consummate the transactions contemplated by this Agreement and the other Transaction Documents. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 6.05        Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally or by internationally recognized overnight courier service; (ii) upon receipt, when sent by email if sent during normal business hours of the recipient, and if not, then on the next Business Day, in each case properly addressed to the party to receive the same. The addresses and email addresses for such communications shall be:

If to Company, at:	Lotus Technology Inc. Address: No. 800 Century Avenue Pudong District, Shanghai 200120 People’s Republic of China Attention: Alexious Lee Email: Alexious.Lee@lotuscars.com.cn
With a copy to:	Skadden, Arps, Slate, Meagher & Flom LLP Address: 42/F, Edinburgh Tower, The Landmark 15 Queen’s Road Central, Central Hong Kong Attention: Shu Du Email: shu.du@skadden.com
If to Subscriber, at:	Kershaw Health Limited Address: [REDACTED] Attn: [REDACTED] Email: [REDACTED]

Section 6.06        Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

Section 6.07        Entire Agreement; Amendments. This Agreement (including all schedules and exhibits hereto), together with the other Transaction Documents constitute the entire agreement, and supersede all other prior oral or written agreements between the Subscriber, the Company, their Affiliates and Persons acting on their behalf with respect to the subject matter hereof and thereof. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Subscriber. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

Section 6.08        Confidentiality.

(a)          Each Party shall keep confidential any non-public material or information with respect to the business, technology, financial conditions, and other aspects of the other Parties which it is aware of, or have access to, in signing or performing this Agreement (including written or non-written information, hereinafter the “Confidential Information”). Confidential Information shall not include any information that is (a) previously known on a non-confidential basis by the receiving Party, (b) in the public domain through no fault of such receiving Party, its Affiliates or its or its Affiliates’ officers, directors or employees, (c) received from a party other than the Company or the Company’s representatives or agents, so long as such party was not, to the knowledge of the receiving party, subject to a duty of confidentiality to the Company or (d) developed independently by the receiving Party without reference to confidential information of the disclosing Party. No Party shall disclose such Confidential Information to any third Party. Either Party may use the Confidential Information only for the purpose of, and to the extent necessary for performing this Agreement; and shall not use such Confidential Information for any other purposes. The Parties hereby agree, for the purpose of this Section 6.08, that the existence and terms and conditions of this Agreement and schedule hereof shall be deemed as Confidential Information.

(b)          Notwithstanding any other provisions in this Section 6.08, if any Party believes in good faith that any announcement or notice must be prepared or published pursuant to applicable laws (including any rules or regulations of any securities exchange or valid legal process) or information is otherwise required to be disclosed to any Governmental Authority, such Party may, in accordance with its understanding of the applicable laws, make the required disclosure in the manner it deems in compliance with the requirements of applicable laws; provided, that, the Party who is required to make such disclosure shall, to the extent permitted by law and so far as it is practicable, provide the other Parties with prompt notice of such requirement and cooperate with the other Parties at such other Parties’ request and at the requesting Party’s cost, to enable such other Parties to seek an appropriate protection order or remedy. In addition, each Party may disclose, after giving prior notice to the other Parties to the extent practicable under the circumstances and subject to any practicable arrangements to protect confidentiality, Confidential Information to the extent required under judicial or regulatory process or in connection with any judicial process regarding any legal action, suit or proceeding arising out of or relating to this Agreement or any Transaction Document; provided that, the Party who is required to make such disclosure shall, to the extent permitted by law and so far as it is practicable, at the other Parties’ request and at the requesting Party’s cost, cooperate with the other Parties to enable such other Parties to seek an appropriate protection order or remedy.

(c)          Each Party may disclose the Confidential Information only to its Affiliates and its and its Affiliates’ officers, directors, employees, agents and representatives on a need-to-know basis in the performance of the Transaction Documents; provided that, such Party shall ensure such persons strictly abide by the confidentiality obligations hereunder.

(d)          Without the prior written consent of the Subscriber (regardless of whether or not the Subscriber is then a shareholder of the Company), the Company shall not, and shall cause its Affiliates not to, (i) use in advertising, publicity, announcements, or otherwise, the name of the Subscriber or any Affiliate of the Subscriber, either alone or in combination with any company name, trade name, trademark, service mark, domain name, device, design, symbol or any abbreviation, contraction or simulation thereof owned or used by the Subscriber or any of its Affiliates, or (ii) represent, directly or indirectly, that any product or services provided by the Company or any of its Affiliates has been approved or endorsed by the Subscriber or any of its Affiliates.

(e)          The confidentiality obligations of each Party hereunder shall survive the termination of this Agreement. Each Party shall continue to abide by the confidentiality clause hereof and perform the obligation of confidentiality it undertakes until the other Party approves release of that obligation or until a breach of the confidentiality clause hereof will no longer result in any prejudice to the other Party.

Section 6.09        Specific Performance. The Parties hereto acknowledge and agree irreparable harm would occur for which money damages would not be an adequate remedy in the event that any of the provisions of the Transaction Documents were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties to the Transaction Documents shall be entitled, in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise, to an injunction or injunctions, without posting a bond or undertaking and without proof of damages, to prevent breaches of the Transaction Documents and to enforce specifically the terms and provisions of the Transaction Documents.

Section 6.10        Termination.

(a)          Subject to Section 6.10(b) below, this Agreement may be terminated and the transactions contemplated by this Agreement abandoned at any time prior to the Closing:

(i)                 by mutual agreement of the Company and the Subscriber;

(ii)              by the Company or the Subscriber if there is in force and effect any (A) law, rule or regulation (whether temporary, preliminary or permanent) or (B) order, judgment, verdict, subpoena, injunction, decree, ruling, determination or award by any Governmental Entity of competent jurisdiction, in either case, enjoining, prohibiting or having the effect of making illegal the consummation of the transactions contemplated by this Agreement;

(iii)            by the Subscriber if any representation or warranty made by the Company under this Agreement shall have become untrue or there has been a breach of any covenant or agreement by the Company under this Agreement, which breach cannot be cured or, if it is capable of being cured, that is not cured within seven (7) Business Days of its occurrence, in either case such that the conditions set forth in Section 3.01 would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue; provided, however, that the Subscriber shall not have the right to terminate this Agreement pursuant to this Section 6.10(a)(iv) if the Subscriber shall have materially breached or failed to perform any of its representation or warranty or covenant or agreement under any Transaction Document which breach or failure to perform would give rise to the failure of the condition set forth in Section 3.01; or

(iv)             by the Company if any representation or warranty made by the Subscriber under this Agreement shall have become untrue or there has been a breach of any covenant or agreement by the Subscriber under this Agreement, which breach cannot be cured or, if it is capable of being cured, that is not cured within seven (7) Business Days of its occurrence, in either case such that the conditions set forth in Section 3.02 would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue; provided, however, that the Company shall not have the right to terminate this Agreement pursuant to this Section 6.10(a)(v) if the Company shall have materially breached or failed to perform any of its representation or warranty or covenant or agreement under any Transaction Document which breach or failure to perform would give rise to the failure of the condition set forth Section 3.02.

(b)          In the event of termination of this Agreement as provided in Section 6.10(a) above, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of the parties hereto and, as applicable, the officers, directors and shareholders of each party, except that the provisions of ARTICLE VI hereof shall remain in full force and effect; provided that nothing herein shall relieve any party hereto from liability for any breach of this Agreement that occurred prior to such termination.

Section 6.11        Execution in Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. Signatures in the form of electronically imaged “.pdf” shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signatures were original.

Section 6.12        Remedies and Waivers. No delay or omission by any party to this Agreement in exercising any right, power or remedy provided by law or under this Agreement or any other documents referred to in it shall: (i) affect that right, power or remedy; or (ii) operate as a waiver thereof. The single or partial exercise of any right, power or remedy provided by law or under this Agreement shall not preclude any other or further exercise or any other right, power or remedy. Except as otherwise expressly provided in this Agreement, the rights, powers and remedies provided in this Agreement are cumulative and not exclusive of any rights, powers and remedies provided by law.

[signature pages follow]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed on the date first above written.

Lotus Technology Inc.

By:	/s/ FENG Qingfeng
Name:	FENG Qingfeng
Title:	Director

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed on the date first above written.

Kershaw Health Limited

By:	/s/ Jason Coombes
Name:	Jason Coombes
Title:	Director